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                                                                 EXHIBIT 4.11

                         SHAREHOLDER'S RIGHTS AGREEMENT

      THIS SHAREHOLDER'S RIGHTS AGREEMENT (the "AGREEMENT") is dated October 18, 1999, by and between American Psych Systems Holdings, Inc., a Delaware corporation ("APSH"), and Combined Benefits Management, Inc., a Montana corporation ("CBMI") (APSH and CBMI are sometimes hereinafter referred to collectively as the "PARTIES" and each individually as a "PARTY").

                                    RECITALS

      A. CBMI and APSH are parties to a Stock Purchase Agreement dated October 8, 1999 (the "Stock Purchase Agreement"), pursuant to which APSH is purchasing from CBMI 100% of the issued and outstanding shares of Vydas Resources, Inc. (the "VRI Shares"), contemporaneously with the execution and delivery of this Agreement.

      B. As part of the consideration for the purchase and sale, APSH is delivering to CBMI the Buyer's Shares, as defined below.

      C. It is an express condition to each Party's obligation to consummate the transactions contemplated by the Stock Purchase Agreement that the Parties enter into this Agreement to delineate certain rights, privileges, restrictions, and limitations with respect to the Buyer's Shares and related matters.


NOW, THEREFORE, in consideration of the premises, and the mutual promises set forth in this Agreement and in the Stock Purchase Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. DEFINITIONS

      As used in this Agreement, the following terms shall have the following respective meanings:

      "AFFILIATE" means any entity that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, another entity.

      "BEST EFFORTS" shall mean the efforts that a prudent business person desirous of achieving a result would use under similar circumstances to ensure that such result is achieved as expeditiously as reasonably possible.

      "BUYER'S SHARES" means those shares of APSH stock delivered to CBMI pursuant to the Stock Purchase Agreement between the Parties.

      "CHANGE OF CONTROL" means a transfer or exchange in the power or authority to control a person (including corporations, partnerships, and similar entities) from one entity to another.

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      "COMPETING BUSINESS" means a business that competes with APSH or its subsidiaries in managed behavioral health.

      "CONTROL" means the possession, directly or indirectly, of the power to cause the direction of the management and policies of a person (including corporations, partnerships and similar entities), through ownership of more than fifty percent (50%) of the voting securities or the right to elect more than 50% of the Board of Directors of a party.

      "INITIAL PUBLIC OFFERING" means the effective date of an S-1 registration statement (or any comparable successor form) with respect to the firm commitment underwriting of the first public offering of equity securities of APSH registered under the Securities Act.

      "PERMITTED TRANSFEREE" means Blue Cross and Blue Shield of Montana ("BCBSMT"), provided that (i) at the time of the transfer BCBSMT does not own, operate, manage or control a Competing Business (except for such business(es) that it owned, operated, managed, or controlled as of the date of execution of this Agreement) and (ii) BCBSMT assumes all of CBMI's obligations under the Stock Purchase Agreement and this Agreement.

      "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

      "REGISTRABLE SECURITIES" means the Buyer's Shares as held by CBMI or the Permitted Transferee. Notwithstanding the foregoing, Registrable Securities shall not include any securities (i) sold by a person to the public either pursuant to a registration statement or Rule 144, or (ii) sold in a private transaction in which the transferor's rights under Article 3 of this Agreement are not assigned.

      "REGISTRATION EXPENSES" shall mean all expenses incurred by APSH in complying with, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for APSH, reasonable fees and disbursements of a single special counsel to all holders of registration rights participating in the applicable offering, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of APSH which shall be paid in any event by APSH).

      "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

      "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions and stock transfer taxes, if any, applicable to the sale.

      "SEC" or "COMMISSION" means the Securities and Exchange Commission.

2. RESTRICTIONS ON TRANSFER

      2.1 DISPOSITIONS TO PERMITTED TRANSFEREES. Until the consummation of APSH's Initial Public Offering, CBMI agrees not to make any disposition of all or any portion of the Buyer's Shares unless:


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            (i) Such disposition is a disposition of all, but not less than all, of such Buyer's Shares to the Permitted Transferee that has agreed in writing for the benefit of APSH to be bound by this Agreement (and references herein to "CBMI" shall be interpreted in the alternative to mean such transferee);

            (ii) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

            (iii) CBMI shall have (A) notified APSH of the proposed disposition and shall have furnished APSH with a detailed statement of the circumstances surrounding the proposed disposition, and (B) delivered to APSH an opinion of CBMI's counsel that such disposition will not require registration of such shares under the Securities Act, provided that such opinion is determined to be reasonable by APSH and its counsel.

      2.2   CERTIFICATES.

            2.2.1 Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

            (i) THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR UNDER ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND SUCH LAWS; and,

            (ii) THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS OF A SHAREHOLDER'S RIGHTS AGREEMENT DATED OCTOBER 18, 1999 BETWEEN THE REGISTERED HOLDER AND APSH AND MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN STRICT COMPLIANCE WITH THE TERMS OF SUCH AGREEMENT.

            2.2.2 After APSH's Initial Public Offering, APSH shall reissue promptly unlegended certificates at the request of any holder thereof if the holder shall have obtained an opinion of counsel (which counsel may be counsel to APSH) reasonably acceptable to APSH to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.


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            2.2.3 As to any Registrable Securities sold pursuant to a public offering registered under the Securities Act or sold in accordance with Section
2.1 (ii) or (iii) above, APSH shall promptly reissue unlegended certificates at the request of any holder thereof.

3. REGISTRATION RIGHTS

      3.1   REGISTRATION REQUEST AND JOINDER

            REQUEST FOR REGISTRATION. In case APSH shall receive from CBMI or the Permitted Transferee a written request that APSH effect registration of all or a portion of the Registrable Securities under the Securities Act, APSH will, as soon as practicable, use its Best Efforts to effect such registration (including, without limitation, appropriate registration under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as may be reasonably required to permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request; PROVIDED, HOWEVER, that APSH shall be entitled to postpone for up to 90 days the commencement of such registration process if the Board of Directors of APSH determines, in its good faith reasonable judgment, that such registration contemplated thereby would materially interfere with, or require premature disclosure of, any financing, acquisition, or reorganization involving APSH or any of its subsidiaries and APSH promptly gives notice to CBMI of such determination, and further provided that APSH shall not be obligated to take any action to effect any such registration pursuant to this Section 3.1.1:

            (i) Prior to the first anniversary of the completion of the Initial Public Offering of APSH;

            (ii) If APSH has effected one such registration of all of the Registrable Securities pursuant to this section 3.1.1, such registration has been declared or ordered effective, and such registration has not been terminated, withdrawn or stopped prior to the time period set forth in section 3.4.1 below;

            (iii) If the registration or qualification requested does not relate to at least fifty percent (50%) of all Registrable Securities held by CBMI or the Permitted Transferee; or

            (iv) If APSH provides an opinion from its counsel that the Registrable Securities are freely tradable and such opinion specifies the grounds upon which it is rendered, provided that such opinion is determined to be reasonable by CBMI (or by the Permitted Transferee, as applicable) and its counsel.

      Subject to the foregoing clauses (i) through (iv), APSH shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request of CBMI or the Permitted Transferee.



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            3.1.2  JOINDER OF APSH AND OTHER SECURITY HOLDERS.

        In any registration requested pursuant to this Section 3.1, APSH shall be entitled to register securities for sale for its own account or for the account of any other holder or holders of APSH securities with rights to include their securities in such registration.

      3.2 SECONDARY OFFERINGS/PIGGYBACK REGISTRATIONS. Provided that APSH's Initial Public Offering has occurred, APSH shall notify CBMI in writing at least thirty (30) days prior to the filing of any registration statement, subsequent to the registration statement for such Initial Public Offering, under the Securities Act for purposes of a public offering of common stock of APSH (including, but not limited to registration statements relating to secondary offerings of the securities of APSH, but excluding registration statements relating to employee benefit plans, business acquisitions, and corporate reorganizations). The notice shall state the intended method of disposition of the common stock proposed to be registered by APSH. If desiring to include in any such registration statement all or any part of its Registrable Securities, CBMI shall, within fifteen (15) days after the above-described notice from APSH has been given, provide written notice to APSH of the amount of Registrable Securities for which registration is requested by CBMI. Subject to the limitations set forth in Section 3.2.1 below, APSH will use Best Efforts to include in the registration the amount of Registrable Securities requested by CBMI. Notwithstanding the foregoing, the parties recognize that APSH may be precluded or limited from including in such registration the Registrable Securities, as a result of other existing contracts or agreements to which APSH is a party or otherwise bound.

            3.2.1 UNDERWRITING. If the registration statement for which APSH gives notice under this Section 3.2 is for an underwritten offering, CBMI's right to be included in a registration pursuant to this Section 3.2 shall be conditioned upon CBMI's participation in such underwriting and the inclusion of CBMI's Registrable Securities in the underwriting to the extent provided herein. If proposing to distribute its Registrable Securities through such underwriting, CBMI shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of the Agreement, if the underwriter advises APSH in writing (a copy of which shall be furnished to CBMI) that, in its opinion, the distribution of the number of securities proposed to be included in the registration would materially and adversely affect the distribution of APSH common stock, then APSH will include in such registration: first, the common stock APSH proposes to offer for sale; second, any stock in APSH entitled to superior registration rights under existing agreements between holders of such stock and APSH, as set forth on the attached Schedule I; third, the Registrable Securities and the stock of any shareholder of APSH holding similar registration rights on a pro rata basis; and fourth, the stock of any other shareholder of APSH on a pro rata basis. No such reduction shall reduce the securities being offered by APSH for its own account to be included in the registration and underwriting.

            3.2.2 RIGHT TO TERMINATE REGISTRATION. APSH shall have the right to terminate or withdraw any registration initiated by it under this Section 3.2 prior to the effectiveness of such registration whether or not CBMI has elected to include securities in such registration.

      3.3 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this
Section 3 shall be borne by


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APSH. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered.

      3.4 OBLIGATIONS OF APSH. Whenever required to effect the registration of any Registrable Securities, APSH shall use its Best Efforts to:

            3.4.1 Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its Best Efforts to cause such registration statement to become effective, and keep such registration statement effective for one hundred eighty (180) days or, if earlier, until the distribution related thereto is completed.

            3.4.2 Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

            3.4.3 Furnish to CBMI such number of copies of the registration statement, any pre-effective or post-effective amendment thereto, the prospectus, including a preliminary prospectus and any amendment or supplement to the prospectus, in conformity with the requirements of the Securities Act, and such other documents as CBMI may reasonably request in order to facilitate the disposition of Registrable Securities owned by CBMI.

            3.4.4 Register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by CBMI, provided that APSH shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process (as opposed to a consent to service of process in connection with state securities laws) in any such states or jurisdictions.

            3.4.5 In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. If participating in such underwriting, CBMI shall also enter into and perform its obligations under such an agreement.

            3.4.6 Notify CBMI at any time when a prospectus relating to the registration of the Registrable Securities is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

            3.4.7 Furnish on the date that the Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective: (i) an opinion, dated as of such date, of the counsel representing APSH for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any,


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and to the holders of the Registrable Securities requesting registration of the registrable securities; and (ii) a letter dated as of such date, from the independent certified public accountants of APSH, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the holders requesting registration of Registrable Securities.

            3.4.8 APSH shall keep CBMI reasonably informed throughout the registration process, including without limitation notifying CBMI promptly and confirming such advice in writing promptly thereafter:

            (i) when the registration statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement has been filed, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective with the SEC and with those states where registration or qualification was requested;

            (ii) of any request by the SEC for amendments or supplements to the registration statement or the prospectus or for additional information;

            (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the registration or the initiation of any proceedings for that purpose; and

            (iv) of the receipt by APSH of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose.

      3.5 TERMINATION OF REGISTRATION RIGHTS. All registration rights granted under this Article 3 shall terminate and be of no further force and effect: (i) five (5) years after the closing of the Stock Purchase Agreement; or (ii) if CBMI or the Permitted Transferee acquires a Competing Business; or (iii) if CBMI's rights under this Agreement are transferred by CBMI to anyone other than the Permitted Transferee or are transferred by the Permitted Transferee to a third party by contract, merger, or otherwise by operation of law.

      3.6   DELAY OF REGISTRATION; FURNISHING INFORMATION.

            3.6.1 CBMI shall not have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Article 3.

            3.6.2 It shall be a condition precedent to the obligations of APSH to take any action pursuant to this Article 3 that CBMI shall furnish to APSH such information regarding itself, the Registrable Securities it holds, and the intended method of disposition of such securities as shall be required to effect the registration of the Registrable Securities.

      3.7 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Article 3:


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            3.7.1 To the extent permitted by law, APSH will indemnify and hold harmless CBMI, each of its directors, each of its officers, any underwriter (as defined in the Securities Act) for CBMI and each person, if any, who controls CBMI or such underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by APSH: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by APSH of the Securities Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any state securities law in connection with the offering covered by such registration statement; and APSH will reimburse CBMI, its partners, officers or directors, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 3.7.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of APSH (which consent shall not be unreasonably withheld), nor shall APSH be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished for use in connection with such registration by CBMI or its partners, officers, directors, underwriter or controlling person.

            3.7.2 To the extent permitted by law, CBMI will indemnify and hold harmless APSH, each of its directors, each of its officers, each person, if any, who controls APSH within the meaning of the Securities Act, any underwriter and any other shareholder selling securities under such registration statement or any of such other shareholder's partners, directors or officers or any person who controls such shareholder, against any losses, claims, damages or liabilities (joint or several) to which APSH or any such director, officer, controlling person, underwriter or other shareholder, or partner, director, officer or controlling person of such other shareholder may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by CBMI under an instrument duly executed by CBMI for use in connection with such registration; and CBMI will reimburse any legal or other expenses reasonably incurred by APSH or any such director, officer, controlling person, underwriter or other shareholder, or partner, officer, director or controlling person of such other shareholder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 3.7.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of CBMI (which consent shall not be unreasonably


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withheld or delayed); provided further, that in no event shall any indemnity under this Section 3.7 exceed the gross proceeds from the offering received by CBMI.

            3.7.3 Promptly after receipt by an indemnified party under this
Section 3.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3.7, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 3.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 3.7.

            3.7.4 If the indemnification provided for in this Section 3.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by CBMI hereunder exceed the proceeds from the offering received by CBMI.

            3.7.5 The foregoing indemnity agreements of APSH and CBMI are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "FINAL PROSPECTUS"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.


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            3.7.6 The obligations of APSH and CBMI under this Section 3.7 shall survive the completion of any offering of Registrable Securities pursuant to a registration statement or otherwise.

      3.8 ASSIGNMENT OF REGISTRATION RIGHTS. The rights regarding Registrable Securities pursuant to Article 3 may be assigned by CBMI to a Permitted Transferee.

      3.9 "MARKET STAND-OFF" AGREEMENT. If requested by APSH or a representative of the underwriters of common stock (or other securities) of APSH, CBMI shall not sell or otherwise transfer or dispose of any common stock (or other securities) of APSH held by CBMI for a period specified by the representative of the underwriters, not to exceed one hundred eighty (180) days following the effective date of the registration statement for the Initial Public Offering of APSH filed under the Securities Act (the "Effective Date"). APSH may impose stop-transfer instructions with respect to the shares of common stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.

      3.10 RULE 144 REPORTING. With a view to making available to CBMI the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, APSH agrees to use its best efforts to:

            3.10.1 Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the Initial Public Offering;

            3.10.2 File with the SEC, in a timely manner, all reports and other documents required of APSH under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") so long as APSH is subject to the Exchange Act; and

            3.10.3 So long as CBMI owns any Registrable Securities, furnish to CBMI forthwith upon request: a written statement by APSH as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of APSH; and such other reports and documents as CBMI may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

      3.11 NO FURTHER GRANTS OF RIGHTS. During the term of this Agreement, APSH shall not grant or otherwise provide, including, without limitation, amendment of existing registration rights, any registration rights for securities of APSH to any other party which would be superior or equal to the registration rights granted to CBMI herein. Notwithstanding the foregoing, APSH will be entitled to request CBMI to permit APSH to grant or otherwise provide to another party registration rights equal to those granted to CBMI, which request shall not be unreasonably denied by CBMI.


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4. CHANGE OF CONTROL AND PUT/CALL RIGHTS

      4.1 CHANGE OF CONTROL OF APSH. In the event that there is a Change in Control of APSH, then CBMI will have the right, but not the obligation, to sell its Buyer's Shares to APSH, on the same terms and conditions, including price per share and form of consideration, as that obtained by the holders of a majority of APSH's common stock. If CBMI exercises this right, APSH shall buy CBMI's Buyer's Shares on the terms stated in this Section 4.1.

      4.2   PUT/CALL RIGHTS.

            4.2.1 PUT/CALL RIGHTS. If the Buyer's Shares have not been sold pursuant to Section 4.1 or pursuant to a registration within five (5) years after the closing of the Stock Purchase Agreement (the "Trigger Date"), then CBMI will have the right to put the Buyer's Shares to APSH and to require APSH to purchase all of the Buyer's Shares then owned by CBMI for cash on the terms set forth in this Section 4.2. This put right must be exercised by CBMI, if at all, within sixty (60) days after the Trigger Date by written notice of such exercise to APSH (the "Exercise Date"). If CBMI or a Permitted Transferee acquires or otherwise comes to control a Competing Business, then APSH will have the right to call the Buyer's Shares for cash, and to require CBMI or the Permitted Transferee to sell all of Buyer's Shares then owned by such parties on the terms set forth in this Section 4.2. For purposes of this call provision, the "Trigger Date" shall be the date of acquisition of the Competing Business, and the "Exercise Date" shall be sixty (60) days after APSH receives notice of the consummation of such acquisition.

            4.2.2 PURCHASE PRICE. The purchase price to be paid for the Buyer's Shares to be purchased by APSH under this Section 4.2 shall be equal to the per share fair market value determined as provided herein (the "Price"). The Price shall be determined without regard to any restrictions on transferability of the stock or the minority status of the stock.

            4.2.3 DETERMINATION OF PRICE. In the event that the Buyer's Shares are publicly traded, the Price shall be determined by averaging the closing price of the Buyer's Shares for the thirty (30) days prior to the put/call on them. If the Buyer's shares are not publicly traded, and if CBMI and APSH are able to reach mutual agreement as to the Price, then such agreed Price shall govern. If CBMI and APSH cannot agree on a Price within fifteen (15) days after the Exercise Date, the Price shall be determined by an independent appraiser appointed by CBMI and APSH within thirty (30) days after the Exercise Date. If CBMI and APSH cannot agree on an appraiser within such period, the Price shall be determined jointly by an independent appraiser appointed by CBMI and an independent appraiser appointed by APSH, each to be appointed within forty-five
(45) days after the Exercise Date. If the two appraisers are unable to agree on a Price within forty-five (45) days after their appointment, they shall (within 60 days after their appointment) select a third independent appraiser who shall determine (within 45 days after his or her appointment) the Price by arriving at a valuation either equal to that determined by one of the initial two appraisers or intermediate between such two initial valuations. If the higher of the values determined by the initial two appraisers is not in excess of 115% of the value determined by the other appraiser, or if the two initial appraisers are unable to agree upon a third appraiser, the appraisers shall be deemed to have agreed upon a Price equal to the average of the two determinations.

            4.2.4 COST OF APPRAISAL. CBMI and APSH shall each bear the cost and expenses of the appraiser it appoints, and each shall bear one-half of the cost and expenses of the third appraiser or the sole appraiser if only one is appointed.

            4.2.5 CLOSING. Closing of the sale of the Buyer's Shares from CBMI to APSH shall be held within thirty (30) days after determination of the Price. At closing, APSH shall pay the Price in cash to CBMI, and CBMI shall execute a stock transfer power for the Buyer's Shares to APSH which shall be delivered together with the certificates for the Buyer's Shares to APSH.

      4.3 TERMINATION OF RIGHTS. All rights provided under this Article 4 to CBMI shall terminate and be of no further force and effect in the event that (i) CBMI or the Permitted Transferee acquires a Competing Business; or (ii) if rights under this Agreement are transferred by CBMI to anyone other than the Permitted Transferee or by the Permitted Transferee to any third party by contract, merger, or otherwise by operation of law.

5. CONFIDENTIALITY OF RECORDS.

      5.1 TREATMENT OF CONFIDENTIAL INFORMATION. CBMI agrees not to use Confidential Information (as hereinafter defined) of APSH for any purpose except to evaluate and monitor its equity investment in APSH. Except as permitted under
Section 5.2 below, CBMI shall undertake to treat such Confidential Information in a manner consistent with the treatment of its own information of such proprietary nature and agrees that it shall protect the confidentiality of the Confidential Information in the same manner which it protects its own confidential information. Each transferee of CBMI who received Confidential Information shall agree to be bound by such provisions. For purposes of this Section, "Confidential Information" means any information, technical data, or know-how, including, but not limited to, APSH's research, products, software, services, development, inventions, processes, designs, drawings, engineering, marketing, or finances, disclosed by APSH to CBMI in writing or disclosed orally with a prompt written confirmation that such information is Confidential Information.

      5.2 EXCLUSION OF CERTAIN INFORMATION. Confidential Information does not include information, technical data or know-how which (i) is in CBMI's possession at the time of disclosure as shown by CBMI's files and records immediately prior to the time of disclosure; (ii) before or after it has been disclosed to CBMI, it is part of the public knowledge or literature, not as a result of any action or inaction of CBMI; (iii) is disclosed to CBMI on a non-confidential basis by a third party having a legal right to make such disclosure; or (iv) is approved for release by written authorization of APSH.

      5.3 APPLICABILITY OF ARTICLE 5. The provisions of this Article 5 shall not apply (i) to the extent that CBMI is required to disclose Confidential Information pursuant to any law, statute, rule or regulation or any order of any court or jurisdiction process or (with written notice to APSH) pursuant to any direction, request or requirement (whether or not having the force of law but if not having the force of law being of a type with which institutional investors in the relevant jurisdiction are accustomed to comply) of any self-regulating organization or any governmental, fiscal, monetary or other authority; (ii) to the disclosure of Confidential Information to CBMI's employees, counsel, accountants or other professional advisors to the extent necessary for the performance of their duties; or (iii) to the extent that CBMI needs to disclose Confidential Information for the protection of any of CBMI's rights or interest against APSH, whether under this Agreement or otherwise.

6. REMEDIES

      6.1 REMEDIES. If either party to this Agreement fails to perform its obligations hereunder, then the other party may, at its option, pursue any remedies available to it at law or in equity, including without limitation a suit for specific performance or for an injunction.

      6.2 ATTORNEY FEES. If either party defaults in its performance hereunder and the other party employs an attorney because of such default, the defaulting party agrees to pay, on demand, all costs, charges and expenses, including reasonable attorney fees, incurred at any time by the other party because of the default.

7. MISCELLANEOUS.

      7.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

      7.2 SURVIVAL. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of APSH pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by APSH hereunder solely as of the date of such certificate or instrument.

      7.3 SUCCESSORS AND ASSIGNS; INTERPRETATION. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto and shall inure to the benefit of and be enforceable by each Permitted Transferee and such transferee shall be deemed "CBMI" for purposes of interpreting this Agreement.

      7.4 SEPARABILITY. In case any provision of the Agreement shall be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      7.5 AMENDMENT AND WAIVER. Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of APSH and CBMI.

      7.6 NOTICES. Unless otherwise specified herein, all notices, requests and other communications to any Party shall be in writing (including telexes, telecopies, facsimile transmissions, and similar writings) and shall be given to such Party at its address or telecopier number set forth below or such other address or telecopier number as such Party may hereafter specify for that purpose by notice to the other Parties.

            If to CBMI:       Combined Benefits Management, Inc.
                              Attn: Ronald King
                              560 North Park Avenue
                              Helena, MT 59601

            With a Copy to:   Terry Cosgrove, Esq.
                              Crowley, Haughey, Hanson, Toole & Dietrich
                              PO Box 797
                              Helena, MT 59624

            If to APSH:       American Psych Systems Holdings, Inc.
                              Attn: Kenneth A. Kessler, M.D.
                              6705 Rockledge Drive, Suite 200
                              Bethesda, MD 20817

            With a Copy to:   Brian D. Gradle, Esq.
                              Epstein Becker & Green P.C.
                              1227 25th Street, N.W.
                              Washington, D.C. 20037

Each such notice, request or other communication shall be effective (a) if given by telecopier, when such telecommunication is transmitted and confirmation of receipt obtained, (b) if given by mail, upon receipt, or (c) if given by any other means, when delivered at the address specified in this Section.

      7.7 ATTORNEYS' FEES. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party its reasonable fees and expenses of attorneys and accountants in connection therewith.

      7.8 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

      7.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

      7.10 REFERENCES TO CBMI. All references to CBMI in this Agreement shall also include the Permitted Transferee if it becomes the holder of the Registrable Securities.

      IN WITNESS WHEREOF, the parties hereto have executed this Shareholder's Rights Agreement as of the date set forth in the first paragraph hereof.



      AMERICAN PSYCH SYSTEMS HOLDINGS, INC.

      BY:    /s/ Stephen DaRe
            ------------------------------------------

      NAME:  Stephen DaRe
            ------------------------------------------

      TITLE: CFO
            ------------------------------------------



      COMBINED BENEFITS MANAGEMENT, INC.

      BY:    /s/ Terry Screnar
            ------------------------------------------

      NAME:  Terry Screnar
            ------------------------------------------

      TITLE: President & CEO
            ------------------------------------------

                                   SCHEDULE I



      1. Registration Rights Agreement, dated March 30, 1994, made by American Psych Systems, Inc. for the benefit of the Investors listed on Schedule I thereto.

      2. Registration Rights Agreement, dated March 30, 1994, made by American Psych Systems, Inc. for the benefit of KBL Healthcare, Inc. and its designees listed on Schedule I thereto.

      3. Registration Rights Agreement, dated February 3, 1995, made by American Psych Systems, Inc. for the benefit of the Investors listed on Schedule I thereto.

      4. Registration Rights Agreement, dated February 3, 1995, made by American Psych Systems, Inc. for the benefit of KBL Healthcare, Inc. and its designees listed on Schedule I thereto.

      5. Second Amended and Restated Registration Rights Agreement, dated June 17, 1996, by and between American Psych Systems, Inc. and the Investors named therein.

      6. Amendment to the Second Amended and Restated Registration Rights Agreement, dated September 26, 1997.

      7. Registration Rights Agreement, dated September 26,1997, among American Psych Systems Holdings, Inc., Can Partners Investments IV, LLC, Nazem & Company IV, L.P. and the holder of securities of the Company.

      8.    Amendment to Registration Rights Agreement, dated December 23, 1998.

      9. Warrantholders Rights Agreement, dated December 23, 1998, by and between American Psych Systems Holdings, Inc., NationsCredit Commercial Corporation and the Investors named therein.